Exhibit  3.1

Dean  Heller                                                Entity  #
Secretary  of  State                                   C12919-1994
204  North  Carson  Street,  Suite  1                  Document  Number:
Carson  City,  Nevada  89701-4299                      20060716107-90
(775)  684-5708
Website:  secretaryofstate.biz                              Date  Filed:
                                                            11/6/2006  2:08:44PM
                                                            In  the  office  of
Certificate  of  Amendment
(PURSUANT  TO  NRS  78.385  and  78.390)                    Dean  Heller
                                                            Secretary  of  State

                                        ABOVE  SPACE  IS  FOR  OFFICE  USE  ONLY

              Certificate of Amendment to Articles of Incorporation
              -----------------------------------------------------
                         For Nevada Profit Corporations
                         ------------------------------
          (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.  Name  of  corporation:
Xtreme  Companies,  Inc.

2. The articles have been amended as follows (provide article numbers, if available)
Article  1:  The  name  of  the  corporation  is  Challenger  Powerboats,  Inc.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 51.2%

4.  Effective  date  of  filing  (optional):  11/15/06

5.  Officer  Signature  (required):  /s/  Laurie  Phillips
                                     ---------------------

* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This  form  must  be  accompanied  by  appropriate  fees.

                           Nevada  Secretary  of  State  AM  78.583  Amend  2003
                                          Revised  on  09/29/05